Exhibit 99.1

VONTIER HOSTS 2023 INVESTOR DAY; REAFFIRMS 2023 GUIDANCE AND INTRODUCES LONG-TERM FINANCIAL TARGETS

RALEIGH, North Carolina, March 23, 2023 – Vontier Corporation (NYSE: VNT), a leading global provider of critical technologies and solutions to connect, manage and scale the mobility ecosystem, will hold its first Investor Day, today, March 23, 2023, at 8:30 a.m. ET to present an updated view of Vontier’s strategic & capital allocation priorities, growth strategy, and financial outlook.

“Vontier has unparalleled portfolio breadth and depth across the mobility ecosystem. We believe we are the only company capable of providing a full suite of hardware and software solutions to connect, manage, and scale assets across this $30 billion addressable market,” said Mark Morelli, President and CEO.

During today’s investor day event, the Vontier management team will discuss how the Company’s Connected Mobility Strategy is driving profitable growth and success across the mobility ecosystem in 2023 and beyond, as each business unit continues to scale and drive innovation to deliver significant value.

Vontier will affirm its 2023 outlook and introduce longer-term financial targets (2024 to 2026), including:

•	+4-6% Organic Revenue growth through 2026

•	150+ basis points cumulative Adjusted Operating Profit Margin expansion through 2026

•	Double-digit Adjusted Diluted EPS growth CAGR

•	~100% Adjusted Free Cash Flow Conversion

Morelli continued, “Vontier’s growth outlook and expanding cash flows are propelled by both leading market positions in connected automation and multi-energy fueling and robust secular tailwinds sweeping the mobility ecosystem. Our entire team is energized by our Connected Mobility Strategy and our ability to enable the way the world moves for years to come.”

Webcast Information

A more detailed agenda, presentations, and a live webcast will be available on the day of the event on the Company’s website at investor.vontier.com.

Investors and other interested stakeholders may register for Vontier’s 2023 Investor Day webcast here.

A replay of the webcast will be available shortly after the event concludes.

ABOUT VONTIER

Vontier (NYSE: VNT) is a global industrial technology company at the forefront of solving next-gen mobility challenges. Guided by the Vontier Business System and an unwavering commitment to our customers, Vontier delivers smart, sustainable solutions for the road ahead. To learn more, visit www.vontier.com.

NON-GAAP FINANCIAL MEASURES

This release references “organic revenue growth,” “adjusted operating profit margin,” “adjusted diluted EPS,” and “adjusted free cash flow conversion,” which are non-GAAP financial measures. A reconciliation of each of the projected organic revenue growth, adjusted operating profit margin, adjusted diluted EPS, and adjusted free cash flow conversion, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws. These statements include but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) business and acquisition opportunities and anticipated earnings, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, the effect of the COVID-19 pandemic on our global operations, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, war or hostility, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2022. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Ryan Edelman

Vice President, Investor Relations

Vontier Corporation

+1 (984) 238-1929

ryan.edelman@vontier.com

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